UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

Universal Forest Products, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other Jurisdiction of Incorporation)	0-22684 (Commission File Number)	38-1465835 (IRS Employer Identification No.)

2801 East Beltline, NE Grand Rapids, Michigan (Address of Principal Executive Offices)	49525 (Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5	Corporate Governance and Management

Item 5.07	Financial Statements, Pro Forma Financial Information, and Exhibits

On April 20, 2016, the Company held its 2016 Annual Meeting of Shareholders.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies; the proposals are described in detail in the Company’s Proxy Statement dated March 8, 2016.  The voting results are as follows:

Proposal 1 - Election of Directors

The following individual was elected to serve as a director of the Company to hold office until the 2017 Annual Meeting of Shareholders, under the terms of the Company's Bylaws:

Nominee	For	Withheld	Broker Non-Votes
Michael G. Wooldridge	17,643,041	141,161	943,236

The following individuals were elected to serve as directors of the Company to hold office until the 2019 Annual Meeting of Shareholders, under the terms of the Company's Bylaws:

Nominee	For	Withheld	Broker Non-Votes
William G. Currie	17,235,921	551,281	943,236
John M. Engler	17,636,211	150,991	943,236
Bruce A. Merino	17,652,447	134,755	943,236

Proposal 2 - Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for Fiscal 2016.

The shareholders ratified the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for fiscal 2016.

For	Against	Abstain
18,720,039	6,398	4,001

Proposal 3 -Advisory (Non-Binding) Vote on Executive Compensation.

The shareholders approved the proposed resolution to approve the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

For	Against	Abstain	Broker Non-Votes
13,840,155	3,754,971	192,076	943,236

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL FOREST PRODUCTS, INC.
(Registrant)

Dated: April 20, 2016	By:	/s/ Michael R. Cole
Michael R. Cole
Principal Financial Officer and Treasurer
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